EXHIBIT 99.6

From: Costabile, Tom
Sent: Thursday, October 02, 2008 6:56 PM
To: Bailey, Clarke
Cc: Klinger, Mike
Subject: Proposed Severance Policy

Clarke,

Attached is a suggested Severance Policy for consideration and adoption by EDC(USA) LLC. This policy was prepared by our Indiana labor counsel in accordance with ERISA guidelines and is consistent with the severance calculation we previously discussed with the Board of Directors. I respectfully recommend adoption by the EDC LLC Board of Directors. Let me know how you would like to proceed.

Thanks,

Tommy
_____________________________________________

Thomas Costabile
President and Chief Operating Officer
Entertainment Distribution Company
825 Eighth Avenue, 23rd Floor
New York, NY 10019
212-333-8483
Tom.costabile@edcllc.com